                                                                    Exhibit 10.5

                          MANAGEMENT SERVICES AGREEMENT

         THIS MANAGEMENT  SERVICES  AGREEMENT (this  "AGREEMENT") is dated as of
October 31, 2006, between Collins Industries,  Inc., a Missouri corporation (the
"COMPANY") and BNS Holding, Inc., a Delaware corporation ("BNS").

                                   BACKGROUND

         Subject to the terms and  conditions  of this  Agreement,  the  Company desires to retain BNS to provide certain management  services to the Company and its subsidiaries.

                              TERMS AND CONDITIONS

         In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

         1.       MANAGEMENT  SERVICES.  BNS shall provide  general  management, financial  and  other  corporate  advisory  services  to  the  Company  and  its subsidiaries.  These  management  services  shall be performed by the  officers, employees or agents of BNS as it may  determine in its  discretion  from time to time.

         2.       FEES AND EXPENSES.

                  (a) The Company shall pay to BNS an annual management fee (the
"MANAGEMENT  FEE") of Five Hundred Thousand Dollars  ($500,000).  The Management
Fee shall be payable  quarterly in arrears on each April 30, July 31, October 31 and  January  31  during  the Term (as  defined  in  Section  8,  below) of this
Agreement.

                  (b) The Company shall promptly, when requested,  reimburse BNS for all reasonable out-of-pocket expenses incurred in the ordinary course by BNS in connection with BNS's obligations hereunder.

                  (c) Notwithstanding anything to the contrary contained herein, the Company shall accrue but not pay the  Management Fee if (i) any such payment would  violate,  breach or  otherwise  constitute  a default (or any event which might  with the lapse of time or the  giving of  notice  or both,  constitute  a default)  under any of the  financing  agreements  of the  Company  or Collins I
Holding Corp.  ("CHC"),  or (ii) BNS instructs the Company not to pay all or any portion of the Management Fee during any fiscal year.

         3.       INDEMNIFICATION.  To the extent  permitted by law, the Company shall  protect,  hold  harmless and  indemnify  BNS from and against any and all liability,  obligations,  losses,  claims and damages whatsoever and expenses in connection therewith including, without limitation,  reasonable counsel fees and expenses, penalties and interest arising out of or as the result of the entering into of this Agreement except to the extent,  and only to the extent,  that such liability or claim is the result of the willful  misconduct or gross  negligence of BNS.

         4.       INDEPENDENT  CONTRACTOR;  NO JOINT VENTURE.  BNS is performing
services  hereunder  as  an  independent   contractor  (and  not  as  an  agent,
representative  or  employee  of the  Company)  and BNS is not and  shall not be deemed to be a co-venturer with, or partner of, the Company in any respect.

         5.       ENTIRE AGREEMENT;  AMENDMENT.  This Agreement  constitutes the entire  agreement  and  understanding  between the parties  with  respect to the subject  matter  hereof.  This  Agreement  may be  amended or  modified,  or any provision  hereof may be waived,  provided that such  amendment or waiver is set forth in a writing  executed by the  parties.  No courses of dealing  between or among any persons having any interest in this Agreement will be deemed effective to  modify,  amend or  discharge  any part of this  Agreement  or any  rights or obligations of any person under or by reason of this Agreement.

         6.       NO  ASSIGNMENT.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior  written  consent of the other parties  hereto;  PROVIDED that BNS may assign all of its rights  and  obligations  hereunder  to any  affiliate  of BNS without the consent of the Company; and, PROVIDED FURTHER, that BNS may, without the  consent  of the  Company,  assign  any or all of its  rights,  but  not its obligations,  hereunder  to  any  lender  providing  financing  to  BNS  or  its affiliates.

         7.       BINDING  EFFECT.  In the event of assignment of this Agreement pursuant to Section 6 hereunder,  this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

         8.       TERM. The Term of this Agreement shall commence on November 1,
2006 and shall terminate on the earlier of (i) the tenth anniversary of the date hereof,  and (ii) the consummation of the sale of all (but not less than all) of the  outstanding  capital  stock  of  the  Company  or  CHC,  or  the  statutory arrangement,  consolidation  or  merger of the  Company  or CHC with or into any person, or the sale,  lease,  assignment or transfer of all or substantially all
of  the  assets  of  the  Company  or  any  of  its  significant   subsidiaries.
Notwithstanding  the foregoing,  this Agreement shall always remain in effect to the extent that any money is owed under sections 2 or 3 of this Agreement.

         9.       GOVERNING  LAW. The validity,  performance,  construction  and effect of this Agreement  shall be governed by and construed in accordance  with the internal law of the State of New York.

         10.  NOTICES.  All  notices,   requests,   claims,  demands  and  other
communications  hereunder  shall be in  writing  and shall be given by  personal delivery,  by reputable  overnight  courier or by mail  (registered or certified mail,  postage prepaid,  return receipt  requested) to the respective parties as follows:

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         If to BNS:

                  BNS Holding, Inc.
                  25 Enterprise Center
                   Middletown, RI 02842
                  Telecopy: (401) 848-6444
                  Attention: Michael Warren, President and Chief Executive Officer

         If to the Company:

                  Collins Industries, Inc.
                  180 State Street, Suite 240
                  Southlake, Texas  76092
                  Telecopy:  (817)-310 0907
                  Attention: Randall Swift, Chief Operating Officer

or to such other address as any party hereto may,  from time to time,  designate in a written  notice given in like  manner.  Notices will be deemed to have been given hereunder when delivered  personally,  five days after deposit in the U.S.
mail and one  business  day after  deposit  with a reputable  overnight  courier service.

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         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Agreement to be executed as of the day and year first above written.

                                            COLLINS INDUSTRIES, INC.

                                            By: /s/ John Becker
                                                --------------------------------
                                                Name: John Becker
                                                Title: Vice President

                                            BNS HOLDING, INC.

                                            By: /s/ Michael Warren
                                                --------------------------------
                                                Name: Michael Warren
                                                Title: President